Exhibit 10.2
AMENDMENT TO THE
ALLIANT ENERGY RABBI TRUST AGREEMENT

This Amendment is adopted as of February 24, 2006, by and between Alliant Energy Corporate Services, Inc., an Iowa corporation (the “Sponsor”), and Wells Fargo Bank, N.A., a national banking association, as trustee (the “Trustee”);

W I T N E S S E T H:

WHEREAS, the Sponsor and the Trustee adopted the Alliant Energy Rabbi Trust Agreement as of December 29, 2005 and now desire to amend certain provisions thereof;

NOW, THEREFORE, the Sponsor and the Trustee do hereby amend Sections 5.6, 5.7 and 5.8 to read as follows:

5.6     Notwithstanding Sections 5.1, 5.3, 5.4 and 5.5, any appointment by the Sponsor of an Investment Manager or a Named Fiduciary shall terminate upon the occurrence of a Change in Control, and neither the Sponsor, nor any successor to the Sponsor, shall thereafter have any power to appoint an Investment Manager or a Named Fiduciary with respect to any portion of the assets of the Trust. Except as provided in Section 5.8 hereof with respect to Company Stock, the Trustee shall be the Investment Manager of the entire Trust Fund upon the occurrence of a Change in Control.

5.7     The Trustee may invest in shares of the Common Stock, $.01 par value, of Alliant Energy Corporation or any successor security thereto (“Company Stock”). All rights associated with shares of Company Stock that are held by the Trust shall be exercised by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

5.8     After a Change in Control, the Trustee shall invest all contributions (and dividends attributable thereto) with respect to which participants have directed or shall direct their benefits to be measured by the performance of Company Stock in Company Stock. A fiduciary independent of the Trustee and the Company, appointed by the Trustee, shall direct the Trustee with regard to the exercise of all rights associated with shares of Company Stock that are held by the Trust.

ALLIANT ENERGY CORPORATE SERVICES, INC.	WELLS FARGO BANK, N.A.

By: /s/ Thomas L. Hanson	By: /s/ Laurie Adams Temple
Thomas L. Hanson	Laurie Adams Temple
Its Vice President and Treasurer	Its Vice President